POWER OF ATTORNEY

I, John J. Crimmins, an officer of Market Vectors ETF Trust (the “Fund”), hereby authorize and designate each of Joseph J. McBrien and Jonathan R. Simon as my agent and attorney-in-fact, with full power of substitution, to:

1.	prepare and sign on my behalf any Form 3, Form 4 or Form 5 and any amendments thereto under Section 16 of the Securities Exchange Act of 1934, as amended (“1934 Act”) and file, or cause to be filed, the same with the Securities and Exchange Commission (“SEC”) and, if applicable, each national stock exchange on which the Fund’s shares of beneficial interest are listed, and to make such filings electronically both (i) before such filings are required by applicable law or rule to be made electronically and (ii) when such filings are required by applicable law or rule to be made electronically;
2.	prepare and sign on my behalf any Schedule 13D or Schedule 13G and any amendments thereto under the 1934 Act and file, or cause to be filed, the same with the SEC and, if applicable, each national stock exchange on which the Fund’s shares of beneficial interest are listed, and to make such filings electronically both (i) before such filings are required by applicable law or rule to be made electronically and (ii) when such filings are required by applicable law or rule to be made electronically;
3.	seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Fund’s shares of beneficial ownership with respect to the Fund’s Deferred Compensation Plan from any third party, including brokers and employee benefit plan administrators and trustees, and the undersigned hereby authorizes and approves any such release of information; and
4.	do anything else necessary or proper in connection with the foregoing.

The undersigned grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to effect the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges and understands that filings made electronically with the SEC pursuant to the authority granted hereto will be made publicly available on the website of the SEC.

This power of attorney shall remain in effect as long as I am subject to Section 16 of the 1934 Act with respect to the Fund, and shall not be affected by my subsequent disability or incompetence.

Dated: 11/14/12

/s/ John J. Crimmins______________

Signature

John J. Crimmins________________

Printed Name